SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

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Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT: February 10, 2005
 (Date of earliest event reported)

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ELECTRIC AQUAGENICS UNLIMITED, INC.

(Exact name of registrant as specified in charter)

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UTAH	333-86830	87-0654478
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)
1464 W. 40 S. Suite 200
Lindon, Utah	84042
(Address of Principal Executive Office)	(Zip Code)

(801) 443-1031
(Registrant's Executive Office Telephone Number)

N/A
(Former Name or Former Address, if Changed Since Last Report)

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On February10, 2005, the Company entered into a Selling Agreement with Nexcore Capital, Inc. ("Nexcore"), pursuant to which Nexcore will act as a non-exclusive selling agent for the Company in connection with the Company's offering of a total of 850,000 shares of its $0.0001 par value common stock (the "Shares") (See Item 3.02 below, which is incorporated herein by reference). Pursuant to the Selling Agreement, the Company will pay to Nexcore a cash fee in the amount of nine percent (9%) of the aggregate gross proceeds to the Company from the sale of the Shares through the efforts of Nexcore. In addition, the Company will pay to Nexcore a non-accountable expense allowance equal to three percent (3%) of the aggregate gross proceeds to the Company from the sale of the Shares through the efforts of Nexcore, and the Company will issue to Nexcore a five (5) year warrant to purchase shares of the Company's common stock totaling up to nine percent (9%) of the number of Shares sold through the efforts of Nexcore at an initial exercise price of $5.00 per share. The Company has agreed to indemnify the selling agent against certain liabilities, and the Company has agreed to pay its own costs in connection with the offering.

ITEM 1.02 TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

On January 31, 2005, the Company terminated a Standby Equity Distribution Agreement, a Registration Rights Agreement, an Escrow Agreement and a Placement Agent Agreement between the Company and Cornell Capital Partners, Ltd. that had been entered into in October 2004 (collectively the "Cornell Agreements"). The Company terminated the Cornell Agreements because it determined that it had no intention to make any draw-down requests for funding under the Cornell Agreements, and that continuing the Cornell Agreements in effect under such circumstances might adversely affect the Company's ability to obtain future financing on favorable terms. There is no cancellation fee for the termination. However, Cornell Capital Partners, Ltd. will be entitled to retain the 86,075 shares of common stock that were issued to it as a partial fee for the Cornell Agreements.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On February 10, 2005, the Company sold an aggregate of 454,000 shares of its $0.0001 par value common stock, at a price of $3.50 per share, in a private transaction to accredited investors through the efforts of Nexcore Capital, Inc. (see Item 1.01, above, which is incorporated herein by reference). The aggregate consideration to be received totals $1,589,000 of the maximum $2,975,000 which the Company intends to raise from this private offering through the sale of up to 850,000 shares.

These securities were sold in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder. The transaction is exempt under Section 4(2) of the Securities Act of 1933 because it did not involve a public offering, and on the basis that each investor is an accredited investor as defined in Rule 501 of Regulation D. The shares sold are "restricted securities" as defined in Rule 144 (a) (3). Further, each common stock certificate issued in connection with this private offering will bear a legend providing, in substance, that the securities have been acquired for investment only and may not be sold, transferred or assigned in the absence of an effective registration statement or opinion of the Company's counsel that registration is not required under the Securities Act of 1933.

The Company shall pay to the selling agent(s) in the offering a cash fee in the amount of nine percent (9%) of the aggregate gross proceeds to the Company from the sale of the Shares through the efforts of such selling agent(s). In addition, the Company will pay to the selling agents a non-accountable expense allowance equal to three percent (3%) of the aggregate gross proceeds to the Company from the sale of the Shares through the efforts of the selling agent(s) and a five (5) year warrant to purchase shares of the Company's common stock totaling up to nine percent (9%) of the number of Shares sold through the efforts of such selling agent(s) at an initial exercise price of $5.00 per share. The Company has agreed to indemnify its selling agent(s) against certain liabilities, and the Company has agreed to pay its own costs in connection with the offering.

On February 10, 2005, the Company issued a total of 104,765 shares of the Company's $0.0001 par value common stock to the investors in the Company's private offering of common stock that was concluded in December, 2004. All of those investors were accredited investors as defined in Rule 501 of Regulation D under the Securities Act of 1933. The reason for the issuance was to reflect a retroactive adjustment in the purchase price of the shares sold in the offering from $4.00 per share to $3.50 per share in an effort to better reflect the market value of such shares at the time of the offering. There was no other consideration paid for these shares.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.
	EXHIBIT NO.	DESCRIPTION
	4.1	Selling Agent Agreement between the Company and Nexcore Capital, Inc. dated February 10, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ELECTRIC AQUAGENICS UNLIMITED, INC.

Date: February 10, 2005		By: /S/Gaylord M. Karren.
	Name:	Gaylord M. Karren
	Title:	Chief Executive Officer